Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-289011 on Form S-3 and Registration Statement Nos. 333-188564, 333-264891 and 333-292242 on Form S-8 of our report dated February 21, 2024, relating to the financial statements of DCP Midstream, LP (the “Partnership”) appearing in this Annual Report on Form 10-K for the year ended December 31, 2025.

/s/ Deloitte & Touche LLP

Denver, Colorado
February 20, 2026